                                                                    EXHIBIT 99.1

PINNACLE AIRLINES REPORTS SECOND QUARTER EARNINGS OF $13.8 MILLION

MEMPHIS, TENN. August 1, 2005 -- Pinnacle Airlines Corp. (NASDAQ: PNCL) today reported second quarter 2005 fully diluted earnings per share ("EPS") of $0.63, an increase of 43% over fully diluted EPS of $0.44 in the second quarter of 2004. Net income was $13.8 million, an increase of 42% over the second quarter of 2004. Operating margin was 10.7% for the three months ended June 30, 2005 and 11.1% for the same period in 2004.

The year-over-year increase in earnings was primarily attributable to a significant growth in capacity. In the second quarter of 2005, Pinnacle completed 110,301 block hours and 63,998 cycles, increases of 46% and 32%, respectively, over the same period in 2004. Pinnacle ended the second quarter of 2005 with 137 CRJ aircraft in its fleet, 36 more than at June 30, 2004. With the addition of two CRJ aircraft during July 2005, Pinnacle is now operating 139 CRJ aircraft, the total number currently provided for under its operating agreement with Northwest Airlines ("Northwest").

For the six months ended June 30, 2005, the Company produced operating income of $42.9 million and an operating margin of 10.5%. Net income for the same period was $37.1 million, or fully diluted EPS of $1.69. Excluding a nonrecurring gain in the first quarter from the repurchase of its note payable to Northwest, the Company reported net income of $25.8 million, or fully diluted EPS of $1.18, an increase of 46% over fully diluted EPS of $0.81 in the same period in 2004.

"This quarter marks our tenth consecutive quarter of strong financial performance under our Airline Services Agreement with Northwest," said Phil Trenary, President and Chief Executive Officer. "We continue to provide our Customers with a valuable product, and I am proud of the work our People perform for Northwest day in and day out."

In May 2005, Pinnacle announced that it expected to incur certain operational performance penalties for the six months ended June 30, 2005 under its ASA with Northwest. Pinnacle's operating performance during May and June exceeded the Company's high expectations, and as a result, the Company did not record any net penalties related to its operating performance during the second quarter.

During the quarter, Pinnacle placed a new $17.0 million revolving credit facility with First Tennessee Bank, replacing the revolving credit agreement with Northwest that was set to expire on June 30, 2005. Advances under the credit facility will accrue interest at First Tennessee Bank's base rate, or, at Pinnacle's option, at LIBOR plus 2.50%. The revolving credit facility is a one-year commitment that is secured by Pinnacle's inventory of spare parts, ground equipment, and furniture and fixtures and also contains various financial covenants standard for this type of agreement. As of June 30, 2005, Pinnacle had no outstanding borrowings under its new revolving credit facility.

Pinnacle ended the quarter with $66.5 million in cash and cash equivalents, an increase of $31.6 million over the balance at December 31, 2004. The increase was attributable primarily to cash flow from operations and the sale of the Company's 3.25% senior convertible notes due 2025.

Additional information regarding Pinnacle's results for the second quarter and other current developments, including those relating to Northwest, are included in its Form 10-Q that will be filed shortly with the Securities and Exchange Commission.

Non-GAAP Disclosures

This release, and certain tables accompanying this release, include certain financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), regarding net income and EPS for the six months ended June 30, 2005 excluding the nonrecurring gain on extinguishment of the note payable with Northwest. The Company believes that this information is useful to investors as it indicates more clearly the Company's comparative year-to-year results. None of this information should be considered a substitute for any measures prepared in accordance with GAAP. The Company has included its reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures in the accompanying schedules.

About Pinnacle

Pinnacle Airlines Corp. operates through its wholly owned subsidiary, Pinnacle Airlines, Inc., as a regional airline that provides airline capacity to Northwest Airlines, Inc. The Company operates as a Northwest Airlink carrier at Northwest's domestic hub airports in Detroit, Minneapolis/St. Paul and Memphis and the focus cities of Indianapolis and Milwaukee. Pinnacle currently operates an all-jet fleet of 139 Canadair Regional Jets and offers scheduled passenger service with 742 daily departures to 111 cities in 37 states and four Canadian provinces. Pinnacle Airlines maintains its headquarters in Memphis, Tennessee, and employs approximately 3,600 People.

Forward-Looking Statements

This press release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our web-site or online from the Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.

For further information, please contact Philip Reed at (901) 348-4257, or visit our Web site at www.nwairlink.com.

                                      # # #

                             PINNACLE AIRLINES CORP.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         THREE MONTHS ENDED JUNE 30,
                                                         ---------------------------
                                                            2005              2004
                                                         ---------         ---------
Operating revenues
  Regional airline services                              $ 210,958         $ 151,654
  Other                                                      1,941               519
                                                         ---------         ---------
Total operating revenues                                   212,899           152,173

Operating expenses
  Salaries, wages and benefits                              33,027            24,880
  Aircraft fuel                                             28,643            19,527
  Aircraft maintenance, materials and repairs                8,835             5,869
  Aircraft rentals                                          69,589            50,062
  Other rentals and landing fees                            11,062             8,858
  Ground handling services                                  23,125            14,850
  Depreciation                                               1,016               769
  Other                                                     14,821            10,448
                                                         ---------         ---------
Total operating expenses                                   190,118           135,263
                                                         ---------         ---------
Operating income                                            22,781            16,910

Operating income as a percentage of operating revenues        10.7%             11.1%

Nonoperating income (expense)
   Interest expense                                         (1,069)           (1,252)
   Interest income                                             261                59
   Miscellaneous income, net                                     -               230
                                                         ---------         ---------
Total nonoperating expense                                    (808)             (963)
                                                         ---------         ---------

Income before income taxes                                  21,973            15,947
Income tax expense                                           8,177             6,249
                                                         ---------         ---------
Net income                                               $  13,796         $   9,698
                                                         =========         =========

Basic and diluted earnings per share                     $    0.63         $    0.44
                                                         =========         =========

Shares used in computing basic earnings per share           21,908            21,892
                                                         =========         =========
Shares used in computing diluted earnings per share         21,932            21,892
                                                         =========         =========

                             PINNACLE AIRLINES CORP.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          SIX MONTHS ENDED JUNE 30,
                                                         ---------------------------
                                                            2005              2004
                                                         ---------         ---------
Operating revenues
  Regional airline services                              $ 403,709         $ 285,041
  Other                                                      3,922             1,011
                                                         ---------         ---------
Total operating revenues                                   407,631           286,052

Operating expenses
  Salaries, wages and benefits                              64,509            48,099
  Aircraft fuel                                             54,105            36,067
  Aircraft maintenance, materials and repairs               16,073            11,515
  Aircraft rentals                                         132,895            93,682
  Other rentals and landing fees                            21,204            16,935
  Ground handling services                                  45,789            28,353
  Depreciation                                               1,978             1,490
  Other                                                     28,226            18,657
                                                         ---------         ---------
Total operating expenses                                   364,779           254,798
                                                         ---------         ---------
Operating income                                            42,852            31,254

Operating income as a percentage of operating revenues        10.5%             10.9%

Nonoperating income (expense)
   Interest expense                                         (2,157)           (2,540)
   Interest income                                             417               112
   Miscellaneous income, net                                     -               315
   Gain on extinguishment of debt                           18,000                 -
                                                         ---------         ---------
Total nonoperating income (expense)                         16,260            (2,113)
                                                         ---------         ---------

Income before income taxes                                  59,112            29,141
Income tax expense                                          21,984            11,389
                                                         ---------         ---------
Net income                                               $  37,128         $  17,752
                                                         =========         =========

Basic and diluted earnings per share                     $    1.69         $    0.81
                                                         =========         =========

Shares used in computing basic earnings per share           21,908            21,892
                                                         =========         =========
Shares used in computing diluted earnings per share         21,930            21,899
                                                         =========         =========

                             PINNACLE AIRLINES CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             JUNE 30,      DECEMBER 31,
                                                               2005            2004
                                                           -----------     ------------
                                                           (UNAUDITED)
ASSETS

Current assets

Cash and cash equivalents                                  $   66,487      $    34,912

Receivables, net                                               28,416           25,139

Spare parts and supplies, net                                   6,034            5,341

Prepaid expenses and other assets                               7,442            5,644

Deferred income taxes                                             967              860
                                                           ----------      -----------

    Total current assets                                      109,346           71,896

Property and equipment
  Aircraft and rotable spares                                  37,758           35,837
  Other property and equipment                                 18,363           16,161
  Office furniture and fixtures                                 1,934            1,863
                                                           ----------      -----------
                                                               58,055           53,861
  Less accumulated depreciation                               (16,389)         (14,445)
                                                           ----------      -----------
Net property and equipment                                     41,666           39,416

Other assets, primarily aircraft deposits                      24,601           21,111

Debt issuance costs, net                                        4,306                -

Contractual rights under airline services agreement, net       15,027           15,115

Costs in excess of net assets acquired, net                    18,422           18,422
                                                           ----------      -----------

Total assets                                               $  213,368      $   165,960
                                                           ==========      ===========

                             PINNACLE AIRLINES CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                JUNE 30,     DECEMBER 31,
                                                                                  2005           2004
                                                                               ----------    ------------
                                                                               (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities

  Accounts payable                                                             $   19,214    $    16,983

  Accrued expenses                                                                 19,449         15,083

  Income taxes payable                                                             13,108          1,633

  Other current liabilities                                                         1,834          6,756
                                                                               ----------    -----------
         Total current liabilities                                                 53,605         40,455

Deferred income taxes                                                               8,209          7,105

Other liabilities                                                                     636            948

Senior convertible notes                                                          121,000              -

Note payable and line of credit                                                         -        125,000

Commitments and contingencies

Stockholders' equity (deficiency)

  Preferred stock, par value $0.01 per share; 1,000,000 shares authorized,              -              -
    no shares issued

  Series A preferred stock, stated value $100 per share; one share                      -              -
    authorized and issued

  Series common stock, par value $0.01 per share; 5,000,000 shares                      -              -
    authorized; no shares issued

Common stock, $0.01 par value; 40,000,000 shares authorized, 21,945,260 and
 21,950,260 shares issued, respectively                                               219            220

Additional paid-in capital                                                         85,549         85,603

Accumulated deficit                                                               (55,721)       (92,849)

Unearned compensation on restricted stock                                            (129)          (522)
                                                                               ----------    -----------
           Total stockholders' equity (deficiency)                                 29,918         (7,548)
                                                                               ----------    -----------
           Total liabilities and stockholders' equity (deficiency)             $  213,368    $   165,960
                                                                               ==========    ===========

                             PINNACLE AIRLINES CORP.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                   SIX MONTHS ENDED JUNE 30,
                                                   -------------------------
                                                     2005             2004
                                                   --------        --------
Cash provided by operating activities              $ 31,689        $ 16,735

Cash used in investing activities                    (9,604)         (1,705)

Cash provided by (used in) financing activities       9,490          (6,000)
                                                   --------        --------
Net increase in cash and cash equivalents            31,575           9,030
Cash and equivalents at beginning of period          34,912          31,523
                                                   --------        --------
Cash and equivalents at end of period              $ 66,487        $ 40,553
                                                   ========        ========

                             PINNACLE AIRLINES CORP.
                        OPERATING STATISTICS (UNAUDITED)

                                                            THREE MONTHS ENDED JUNE 30,
                                                        -------------------------------------
                                                           2005          2004        CHANGE
                                                        ----------    ----------    ---------
OTHER DATA:
Revenue passengers (in thousands)                            2,111       1,618        30%
Revenue passenger miles (in thousands) (1)               1,086,890     725,980        50%
Available seat miles (in thousands)                      1,482,481     988,958        50%
Passenger load factor (2)                                     73.3%       73.4%     (0.1) pts
Operating revenue per available seat mile (in cents)         14.36       15.39        (7%)
Operating costs per available seat mile (in cents)           12.82       13.68        (6%)
Operating revenue per block hour                        $    1,930    $  2,011        (4%)
Operating costs per block hour                          $    1,724    $  1,788        (4%)
Block hours                                                110,301      75,666        46%
Cycles                                                      63,998      48,347        32%
Average daily utilization (block hours)                       9.26        8.78      0.48 hrs
Average stage length (miles)                                   504         449        12%
Number of operating aircraft (end of period)                   137         101        36%
Employees (end of period)                                    3,564       2,477        44%

                                                            SIX MONTHS ENDED JUNE 30,
                                                        -------------------------------------
                                                           2005          2004        CHANGE
                                                        ----------    ----------    ---------
OTHER DATA:
Revenue passengers (in thousands)                            3,780         2,847      33%
Revenue passenger miles (in thousands) (1)               1,904,552     1,239,077      54%
Available seat miles (in thousands)                      2,770,981     1,807,647      53%
Passenger load factor (2)                                     68.7%         68.5%    0.2 pts
Operating revenue per available seat mile (in cents)         14.71         15.82      (7%)
Operating costs per available seat mile (in cents)           13.16         14.10      (7%)
Operating revenue per block hour                        $    1,937    $    2,037      (5%)
Operating costs per block hour                          $    1,733    $    1,814      (4%)
Block hours                                                210,444       140,435      50%
Cycles                                                     121,094        90,532      34%
Average daily utilization (block hours)                       9.29          8.72    0.57 hrs
Average stage length (miles)                                   498           435      14%
Number of operating aircraft (end of period)                   137           101      36%
Employees (end of period)                                    3,564         2,477      44%

(1) Revenue passenger miles represents the number of miles flown by revenue passengers.

(2) Passenger load factor equals revenue passenger miles divided by available seat miles.

                             PINNACLE AIRLINES CORP.
               RECONCILIATION OF NON-GAAP DISCLOSURES (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        SIX MONTHS ENDED JUNE 30,
                                                                 ---------------------------------------
                                                                    2005           2004       % INCREASE
                                                                 ----------     ----------    ----------
                                                                              (IN THOUSANDS)
NET INCOME

Net income in accordance with GAAP                               $   37,128     $   17,752           109%
  Deduct: Gain on extinguishment of debt, net of related tax        (11,302)            --
                                                                 ----------     ----------    ----------
Net income excluding gain on extinguishment of debt              $   25,826     $   17,752            45%
                                                                 ==========     ==========    ==========

BASIC AND DILUTED EPS

Basic and diluted EPS in accordance with GAAP                    $     1.69     $     0.81           109%

  Deduct: Gain on extinguishment of debt, net of related tax          (0.51)            --
                                                                 ----------     ----------    ----------
Basic and diluted EPS excluding gain on extinguishment
    of debt                                                      $     1.18     $     0.81            46%
                                                                 ==========     ==========    ==========